Exhibit 99.1
Super Micro Computer, Inc. Announces 1st Quarter 2013 Financial Results
SAN JOSE, Calif., October 23, 2012 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced first quarter fiscal 2013 financial results for the quarter ended September 30, 2012. The results were in line with the preliminary results announced by the Company on October 9, 2012.
Fiscal 1st Quarter Highlights

•	Quarterly net sales of $270.7 million, down 1.9% from the fourth quarter of fiscal year 2012 and up 9.2% from the same quarter of last year.

•	Net income of $0.9 million, down 83.7% from the fourth quarter of fiscal year 2012 and down 89.4% from the same quarter of last year.

•	Gross margin of 12.9%, down from 15.4% in the fourth quarter of fiscal year 2012 and down from 16.0% in the same quarter of last year.

•	Server solutions accounted for 39.5% of net sales compared with 44.6% in the fourth quarter of fiscal year 2012 and 39.4% in the same quarter of last year.

Net sales for the first quarter ended September 30, 2012 totaled $270.7 million, down 1.9% from $275.9 million in the fourth quarter of fiscal year 2012. No customer accounted for more than 10% of net sales during the quarter ended September 30, 2012.
Net income for the first quarter of fiscal year 2013 was $0.9 million or $0.02 per diluted share, a decrease of 89.4% from the net income of $8.5 million, or $0.19 per diluted share in the same period a year ago. Included in net income for the quarter is $2.9 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the first quarter was $3.1 million, or $0.07 per diluted share, compared to non-GAAP net income of $10.5 million, or $0.24 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income decreased from the fourth quarter of fiscal year 2012 by $5.1 million or $0.11 per diluted share.
Gross margin for the first quarter was 12.9% compared to 16.0% in the same period a year ago. Non-GAAP gross margin for the first quarter was 13.0% compared to 16.1% in the same period a year ago. Non-GAAP gross margin was 15.5% for the fourth quarter of fiscal year 2012.
The Company's cash and cash equivalents and short and long term investments at September 30, 2012 were $61.3 million compared to $83.8 million at June 30, 2012. Free cash flow in the three months ended September 30, 2012 was ($27.5) million primarily due to a decrease in accounts payable to vendors.
Business Outlook & Management Commentary
The Company expects net sales of $270 million to $295 million for the second quarter of fiscal year 2013 ending December 31, 2012. The Company expects non-GAAP earnings per diluted share of approximately $0.12 to $0.16 for the second quarter.

“Although revenue came in at the low end of our guidance, it was 9.2% higher year over year during a period of slower macro-economic conditions which indicates our fundamental business remains strong as we deliver the industry’s leading server and storage solutions. Margins this quarter were negatively impacted by the big decline in Hard Drive and Memory prices due to the oversupply of these components in the market,” said Charles Liang, CEO of Supermicro. "We are committed to continue to grow and take market share as we leverage our new product lines including the architecture known as the Fat Twin product and our stronger position in Asia with our ramping Taiwan operation."

It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 1-888-438-5525 (international callers dial 1-719-325-2323) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, November 6, 2012 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 8555814. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense for prior periods. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology innovation is a premier provider of end-to-end green computing solutions for Enterprise IT, Datacenter, Cloud Computing, HPC and Embedded Systems worldwide. Supermicro’s advanced server Building Block Solutions® offers a vast array of modular, interoperable components for building energy-efficient, application-optimized computing solutions. This broad line of products includes servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage technologies, networking solutions and SuperRack® cabinets/accessories. Architecture innovations include Twin Architecture, SuperServer®, SuperBlade®, MicroCloud, Super Storage Bridge Bay (SBB), Double-Sided Storage™, Universal I/O (UIO) and WIO expansion technology all of which deliver unrivaled performance and value. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative by providing customers with the most energy-efficient, environmentally-friendly solutions available on the market. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.

Supermicro, Building Block Solutions, SuperServer, SuperBlade, SuperRack, Double-Sided Storage and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	September 30,	June 30,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$58,323	$80,826
Accounts receivable, net	112,787	102,014
Inventory, net	263,152	276,599
Deferred income taxes – current	13,603	12,638
Prepaid income taxes	3,929	3,478
Prepaid expenses and other current assets	6,258	6,357
Total current assets	458,052	481,912
Long-term investments	2,923	2,923
Property, plant and equipment, net	97,121	97,419
Deferred income taxes – noncurrent	5,371	3,459
Other assets	3,078	3,390
Total assets	$566,545	$589,103

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$140,084	$173,991
Accrued liabilities	31,290	30,401
Income taxes payable	3,634	2,754
Short-term debt	26,623	10,562
Current portion of long-term debt	2,800	2,800
Total current liabilities	204,431	220,508

Long term debt-net of current portion	8,633	19,395
Other long-term liabilities	11,006	10,849
Total liabilities	224,070	250,752
Stockholders' equity:
Common stock and additional paid-in capital	146,861	143,806
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(72)	(76)
Noncontrolling interest	166	-
Retained earnings	197,550	196,651
Total stockholders' equity	342,475	338,351
Total liabilities and stockholders' equity	$566,545	$589,103

SUPER MICRO COMPUTER, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	September 30,	September 30,
	2012	2011
Net sales	$270,707	$247,885
Cost of sales	235,692	208,259
Gross profit	35,015	39,626
Operating expenses:
Research and development	18,221	13,824
Sales and marketing	8,766	7,710
General and administrative	6,348	4,578
Total operating expenses	33,335	26,112
Income from operations	1,680	13,514
Interest and other income, net	15	17
Interest expense	(155)	(194)
Income before income tax provision	1,540	13,337
Income tax provision	643	4,845
Net income	897	8,492
Net loss attributable to the noncontrolling interest	2	-
Net income attributable to Super Micro Computer, Inc.	$899	$8,492
Net income per common share:
Basic	$0.02	$0.21
Diluted	$0.02	$0.19
Weighted-average shares used in calculation of net income per common share:
Basic (a)	41,667	40,356
Diluted (b)	44,174	43,395

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended
	September 30,	September 30,
	2012	2011
Cost of sales	$240	$208
Research and development	1,630	1,272
Sales and marketing	404	278
General and administrative	629	572

SUPER MICRO COMPUTER, INC
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Three Months Ended September 30,
	2012	2011
OPERATING ACTIVITIES:
Net income	$897	$8,492
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	1,955	1,535
Stock-based compensation expense	2,903	2,330
Excess tax benefits from stock-based compensation	(784)	(937)
Allowance for doubtful accounts	137	(5)
Provision for inventory	2,910	2,362
Deferred income taxes	(2,870)	(170)
Exchange loss	202	-
Changes in operating assets and liabilities:
Accounts receivable, net	(10,910)	(2,800)
Inventory	10,537	1,345
Prepaid expenses and other assets	299	(340)
Accounts payable	(34,688)	9,919
Income taxes payable, net	1,250	4,093
Accrued liabilities	1,436	(830)
Other long-term liabilities	172	143
Net cash provided by (used in) operating activities	(26,554)	25,137
INVESTING ACTIVITIES:
Proceeds from investments	-	1,675
Purchases of property, plant and equipment	(919)	(8,045)
Restricted cash	(1)	16
Net cash used in investing activities	(920)	(6,354)
FINANCING ACTIVITIES:
Proceeds from long-term debt	20,641	3,156
Repayment of long-term debt	(15,573)	(139)
Proceeds from exercise of stock options	359	611
Excess tax benefits from stock-based compensation	784	937
Payment of obligations under capital leases	(9)	(9)
Advances (payment) under receivable financing arrangements	(599)	187
Contribution from noncontrolling interests	168	-
Minimum tax withholding paid on behalf of an officer for restricted stock awards	(1,022)	(1,109)
Net cash provided by financing activities	4,749	3,634
Effect of exchange rate fluctuations on cash and cash equivalents	222	(80)
Net increase (decrease) in cash and cash equivalents	(22,503)	22,337
Cash and cash equivalents at beginning of period	80,826	69,943
Cash and cash equivalents at end of period	$58,323	$92,280
Supplemental disclosure of cash flow information:
Cash paid for interest	$257	$187
Cash paid for taxes, net of refunds	$1,974	$634
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	$1,166	$1,824

SUPER MICRO COMPUTER, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2012	2011
GAAP GROSS PROFIT	$35,015	$39,626
Add back stock-based compensation (c)	240	208
Non-GAAP GROSS PROFIT	$35,255	$39,834

GAAP GROSS MARGIN	12.9%	16.0%
Add back stock-based compensation (c)	0.1%	0.1%
Non-GAAP GROSS MARGIN	13.0%	16.1%

GAAP INCOME FROM OPERATIONS	$1,680	$13,514
Add back stock-based compensation (c)	2,903	2,330
Non-GAAP INCOME FROM OPERATIONS	$4,583	$15,844

GAAP NET INCOME	$899	$8,492
Add back stock-based compensation (c)	2,903	2,330
Add back adjustments to tax provision (d)	(749)	(337)
Non-GAAP NET INCOME	$3,053	$10,485

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.02	$0.21
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.05	0.05
Non-GAAP NET INCOME PER COMMON SHARE – BASIC (e)	$0.07	$0.26

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.02	$0.19
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.05	0.05
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (f)	$0.07	$0.24

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP (g)	41,667	40,356
BASIC - Non-GAAP (h)	41,960	40,824

DILUTED – GAAP (g)	44,174	43,395
DILUTED - Non-GAAP (h)	44,638	44,317

(a) Approximately $6,000 and $97,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three months ended September 30, 2012 and 2011, respectively.

(b) Approximately $6,000 and $91,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three months ended September 30, 2012 and 2011, respectively.

(c) Amortization of ASC Topic 718 (SFAS No. 123R, APB 25 and SFAS No. 123) stock-based compensation for the three months ended September 30, 2012 and 2011.

(d) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 31.3% and 33.1% for the three months ended September 30, 2012 and 2011, respectively,

(e) Approximately $21,000 and $120,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three months ended September 30, 2012 and 2011, respectively.

(f) Approximately $20,000 and $111,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three months ended September 30, 2012 and 2011, respectively.

(g) 292,488 and 468,829 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three months September, 2012 and 2011, respectively.

(h) 292,488 and 468,829 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per share for the three months ended September 30, 2012 and 2011, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com

SMCI-F